Registration No. 333-_____           As filed with the Commission on May 3, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                          Gaston Federal Bancorp, Inc.
             (Exact Name of Registrant as Specified in its Charter)

            Federal                                     56-2063438
    (State of Incorporation)                   (IRS Employer Identification No.)

                              245 West Main Avenue
                             Gastonia, NC 28053-2249
              (Address of Principal Executive Offices and Zip Code)

                           ---------------------------


                   Gaston Federal Bank 1999 Stock Option Plan
             Gaston Federal Bank 1999 Recognition and Retention Plan
                            (Full Title of the Plans)

                                   Copies to:
            Kim S. Price                         Kenneth R. Lehman, Esquire
President and Chief Executive Officer       Luse Lehman Gorman Pomerenk & Schick
    Gaston Federal Bancorp, Inc.                 A Professional Corporation
        245 West Main Avenue                    5335 Wisconsin Ave., NW, #400
            P.O. Box 2249                          Washington, D.C.  20015
       Gastonia, NC 28053-2249                         (202) 274-2000
           (704) 868-5200
    (Name, Address and Telephone
     Number of Agent for Service)

                           ---------------------------

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

                                          CALCULATION OF REGISTRATION FEE

 Title of Securities to        Amount to be             Proposed                Proposed                Amount of
      be Registered           Registered (1)            Maximum                  Maximum             Registration Fee
                                                   Offering Price Per      Aggregate Offering
                                                         Share                    Price
   Option to Purchase
      Common Stock
    Common Stock, par
  value $1.00 per share    190,069 shares (2)          $12.00(3)               $2,280,828                  $634
    Common Stock, par
  value $1.00 per share     21,266 shares (4)          $12.56(3)                $267,100                    75
    Common Stock, par
  value $1.00 per share     84,534 shares (5)          $12.00(6)               $1,014,408                  $282
          Total            295,869 shares                                      $3,562,336                  $991


 -------------
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Gaston Federal Bank 1999 Stock Option Plan (the " Stock Option Plan"), and the Gaston Federal Bank 1999 Recognition and Retention Plan (the "Recognition and Retention Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of Gaston Federal Bancorp, Inc. pursuant to 17 C.F.R. ss. 230.416(a).
(2) Represents the number of shares currently reserved for issuance for options granted pursuant to the Stock Option Plan.
(3) Determined by the exercise price of options pursuant to 17 C.F.R.ss.230.457(h)(1).
(4) Represents the number of shares reserved for issuance for options, which have not been granted pursuant to the Stock Option Plan.
(5) Represents the number of shares awarded pursuant to the Recognition and Retention Plan. (6) Determined by the fair market value of the common stock pursuant to 17 C.F.R. ss.230.457(h)(1)


                      ------------------------------------


         This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information

         The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Stock Option Plan and the Recognition and Retention Plan (collectively the "Plans") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3.  Incorporation of Documents by Reference

         The  following  documents  previously or  concurrently  filed by Gaston
Federal   Bancorp,   Inc.  (the   "Company")  with  the  Commission  are  hereby
incorporated by reference in this Registration Statement:

(a) the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1998 (File No. 0- 23971) filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above;

(c) the Company's definitive Proxy Statement for its Annual Meeting of Stockholders held on April 12, 1999;

(d) the description of the common stock, par value $1.00 per share, of the Company contained in the Company's Registration Statement on Form SB-2 (File No. 333-42951) originally filed with the Commission on December 22, 1997 and all amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

         The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Kim S. Price, President and Chief Executive Officer, Gaston Federal Bancorp, Inc., 245 West Main Avenue, P.O. Box 2249, Gastonia, North Carolina, 25053-2249, telephone number (704) 868-5200.

         All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

         Federal regulations define areas for indemnity coverage for federal MHC subsidiary holding companies, as follows:

                  (a) Any person against whom any action is brought by reason of the fact that such person is or was a director or officer of the savings association shall be indemnified by the savings association for:

                           (i) Reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by such person in connection with proceedings related to the defense or settlement of such action;

                           (ii) Any amount for which such person  becomes liable
                  by reason of any judgment in such action;

                           (iii) Reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred in any action to enforce his rights under this section, if the person attains a final judgment in favor of such person in such enforcement action.

                  (b) Indemnification provided for in subparagraph (a) shall be made to such officer or director only if the requirements of this subsection are met:

                           (i)  The   savings   association   shall   make   the
                  indemnification provided by subparagraph (a) in connection with any such action which results in a final judgment on the merits in favor of such officer or director.

                           (ii)  The   savings   association   shall   make  the
                  indemnification provided by subparagraph (a) in case of settlement of such action, final judgment against such director or officer or final judgment in favor of such director  or  officer  other  than  on the  merits  except  in relation to matters as to which he shall be adjudged to be liable for negligence or misconduct in the performance of duty, only if a majority of the directors of the savings association determines that such a director or officer was acting in good faith within what he was reasonably entitled to believe under the circumstances was the scope of his employment or authority and for a purpose which he was reasonably entitled to believe under the circumstances was in the best interest of the savings association or its members.

                  (c)      As used in this paragraph:

                           (i) "Action" means any action, suit or other judicial
                  or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

                           (ii) "Court" includes,  without limitation, any court
                  to which or in which any appeal or any proceeding for review is brought;

                           (iii) "Final Judgment" means a judgment,  decree,  or
                  order which is appealable and as to which the period for appeal has expired and no appeal has been taken;

                           (iv) "Settlement" includes the entry of a judgment by
                  consent or by confession or upon a plea of guilty or of nolo contendere.

Item 7.  Exemption From Registration Claimed

         Not applicable.

Item 8.  List of Exhibits

Regulation S-K                                                                  Reference to Prior Filing or
Exhibit Number                      Document                                    Exhibit No. Attached Hereto
--------------                      --------                                    ---------------------------

     4               Specimen form of common stock certificate
                     of Gaston Federal Bancorp, Inc.                                           *

     5               Opinion of Luse Lehman Gorman Pomerenk                          Attached as Exhibit 5
                     & Schick, P.C.

   10.1              Gaston Federal Bank 1999 Stock Option                                    **
                     Plan

    10.2             Gaston Federal Bank 1999 Recognition and Retention Plan                  **

   23.1              Consent of Luse Lehman Gorman Pomerenk                         Contained in Exhibit 5
                     & Schick, P.C.

   23.2              Consent of Cherry, Bekaert &                                  Attached as Exhibit 23.2
                     Holland, LLP.

    24               Power of Attorney                                            Contained on Signature Page


* Filed as exhibits to the Registrant's Registration Statement on Form SB-2 (File No. 333-42951) filed with the Commission on December 22, 1997 pursuant to Section 5 of the Securities Act of 1933 and all amendments thereto or reports filed for the purpose of updating such description. All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-K.

** Filed as exhibits to the Registrant's Proxy Statement relating to the Registrant's April 12, 1999 annual meeting of stockholders, filed with the Commission on March 9, 1999, which is incorporated herein by reference.

Item 9.  Undertakings

          The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the Registration Statement not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Stock Option Plan and the Recognition and Retention Plan; and

          4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  EXHIBIT INDEX


Exhibit Number                      Description
--------------                      -----------



         5 Opinion of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation as to the legality of the Common Stock registered hereby.

         23.1              Consent of Luse Lehman Gorman Pomerenk & Schick,
                           A Professional Corporation (contained in the opinion included as Exhibit 5)

         23.2              Consent of Cherry, Bekaert & Holland, L.L.P.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gastonia, State of North Carolina, on this 30th day of April, 1999.

                                Gaston Federal Bancorp, Inc.

                                By:        \s\ Kim S. Price
                                           -------------------------------------
                                           Kim S. Price
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)

                                                 POWER OF ATTORNEY

         We, the undersigned directors and officers of Gaston Federal Bancorp, Inc. (the "Company") hereby severally constitute and appoint Kim S. Price as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Kim S. Price may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Kim S. Price shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


By: \s\ Kim S. Price                       By: \s\ Gary F. Hoskins
    -------------------------------------      ---------------------------------
    Kim S. Price                               Gary F. Hoskins
    President, Chief Executive Officer and     Vice President, Treasurer and
    Director (Principal Executive Officer)     Chief Financial Officer
                                               (Principal Financial and
                                               Accounting Officer)

Date:  April 30, 1999                         Date:  April 30, 1999



By: \s\ David W. Hoyle                     By: \s\ Ben R. Rudisill, II
    -------------------------------------      ---------------------------------
    David W. Hoyle                             Ben R. Rudisill, II
    Chairman                                   Vice Chairman


Date:  April 30, 1999                      Date:     April 30, 1999



By:                                        By:
    -------------------------------------      ---------------------------------
    Martha B. Beal                             Charles D. Massey
    Director                                   Director


Date:                                      Date:

By:                                           By:
       --------------------------                    ---------------------------
       James J. Fuller                               Eugene R. Matthews, II
       Director                                      Director

Date:                                         Date:



By:    \s\ William H. Keith                   By:    \s\ Robert W. Williams, Sr.
       --------------------------                    ---------------------------
       William H. Keith                              Robert W. Williams, Sr.
       Director                                      Director

Date:  April 30, 1999                         Date:  April 30, 1999

                                    EXHIBIT 5

              OPINION OF LUSE LEHMAN GORMAN POMERENK & SCHICK, P.C.

           [LETTERHEAD OF LUSE LEHMAN GORMAN POMERENK & SCHICK, P.C.]




April 30, 1999                                                    (202) 274-2000

Board of Directors
Gaston Federal Bancorp, Inc.
245 West Main Street
Gastonia, NC 28053-2249

                           Re:      Gaston Federal Bancorp, Inc.
                                    Registration Statement on Form S-8

Ladies and Gentlemen:

         You have requested the opinion of this firm as to certain matters in connection with the offer and sale of Gaston Federal Bancorp, Inc. (the "Company") common stock, par value $1.00 per share (the "Common Stock"), pursuant to the Gaston Federal Bank 1999 Stock Option Plan and the Gaston Federal Bank 1999 Recognition and Retention Plan (the "Plans"). We have reviewed the Company's Charter, Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

         Based on the foregoing, we are of the following opinion:

         Upon the effectiveness of the Form S-8, the Common Stock, when sold in connection with the exercise of options granted pursuant to the Plans, will be legally issued, fully paid and non-assessable.

         This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.
                        Very truly yours,


                        /s/  Luse   Lehman   Gorman Pomerenk   &  Schick
                        ------------------------------------------------
                        LUSE LEHMAN  GORMAN  POMERENK  &
                        SCHICK
                        A Professional Corporation

                                  EXHIBIT 23.2

                   CONSENT OF CHERRY, BEKAERT & HOLLAND, LLP.

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the registration statement on Form S-8 (Gaston Federal Bank 1999 Stock Option Plan and Gaston Federal Bank 1999 Recognition and Retention Plan) of Gaston Federal Bancorp, Inc. of our report dated October 29, 1998, relating to the consolidated financial statements of Gaston Federal Bancorp, Inc. and subsidiaries as of September 30, 1998 and 1997, and for the years then ended, which report appears in the September 30, 1998 Annual Report on Form 10-KSB of Gaston Federal Bancorp, Inc.



/s/ Cherry, Bekaert & Holland, L.L.P.


Gastonia, North Carolina
May 3, 1999